Inforte Q3 Results at High End of Guidance, Free Cash Flow Positive

CHICAGO, October 10, 2003 /PRNewswire-FirstCall/ -- Customer strategy and solutions consultancy Inforte Corp. (NASDAQ: INFT - News) today announced that revenue before reimbursements (net revenue) and diluted earnings per share (EPS) were both at the high end of its guidance ranges for the quarter ending September 30, 2003. Free cash flow was positive and operating income grew year-over-year for the sixth consecutive quarter.

Actual net revenue and earnings results for the quarter ended September 30, 2003 and updated guidance for 2003 and 2004 follow:

     o Third quarter net revenue was $7.7 million and EPS were $0.04. Inforte's last investor communication on September 8, 2003 said that net revenue would range from $7.0 million to $7.8 million. On July 11, 2003, Inforte raised its EPS guidance for 3Q03 to a range of $0.00 to $0.04.

     o Guidance for 4Q03 and future quarters beyond remains unchanged at net revenue of $7.0 million to $9.0 million and EPS of $0.00 to $0.04. Inforte continues its policy of not trying to predict macroeconomic conditions or the timing of an increase in capital spending or technology spending.

     o Incorporating the 3Q03 actual results, annual EPS guidance for 2003 is now a range of $0.12 to $0.16, up from $0.08 to $0.16 previously.

     o Incorporating the 3Q03 actual results, annual net revenue guidance is now a range of $31.1 million to $33.1 million. Prior 2003 net revenue guidance was $30.4 million to $33.2 million.

     o Annual EPS guidance for 2004 remains a range of $0.00 to $0.16. Net revenue guidance for 2004 remains nchanged at a range of $28.0 million to $36.0 million.


Commenting on marketplace developments, Phil Bligh, Inforte's chairman and chief executive officer, commented, "We are seeing increased interest in our three growth areas: 1) customer strategy, process design, and organizational change management; 2) marketing automation; and 3) business intelligence, which in total are projecting to around 40% of our revenue. As an example of this, numerous clients have engaged us to help them refine their marketing strategy in response to the U.S. national do-not-call list legislation. Our trusted business advisor relationship with our clients has us well positioned as the best alternative to the Big Five consulting firms."


Financial Highlights


Financial highlights during the September 2003 quarter are listed below. All revenue figures and ratio calculations are based upon net revenue.

     o Cash flow from operations was positive $1.0 million and free cash flow (cash flow from operations minus capital expenditures) was positive $0.9 million. In the last 23 quarters, cash flow from operations has been positive in all but one quarter and free cash flow has been positive in all but two quarters.

     o As of September 30, 2003, cash and marketable securities were $67.2 million, resulting in $6.14 in cash and marketable securities per share, based upon 10,945,512 actual shares outstanding.
     o   Operating income grew year-over-year for the sixth consecutive quarter.
     o   Utilization of 75% was the highest in 13 quarters.
     o Revenue per consultant was $211,000 while revenue per employee was $164,000.
     o Gross margin was 47%, operating margin was 3%, pretax margin was 7%, and net margin was 6%.
     o As of September 30, 2003, employees totaled 187, of which 148 were billable. This compares to 193 total employees and 144 billable employees as of June 30, 2003.

Nick Padgett, Inforte's chief financial officer who is retiring today as previously announced, stated, "We are pleased once again to deliver results at the upper end of our guidance ranges. At this point, the nearly three-year process of rationalizing our operations in response to the consulting downturn appears complete. Our key metrics are back to normal for the present level of client demand. We are focused now on increasing total billable hours at appropriate rates to better leverage our fixed costs, and to improve our profitability further."


Nick Heyes, who becomes Inforte's chief financial officer on October 13, stated, "Q4 remains in line with our prior guidance of net revenue of $7.0 million to $9.0 million and EPS of $0.00 to $0.04. We expect to continue the solid financial performance going forward that has differentiated us from our competitors and that has allowed us to remain as the best positioned alternative to the Big Five consulting firms."


Inforte welcomed Amylin Pharmaceuticals, BP, Diageo, ICI Paints, Indus, and WesCorp as new clients during the third quarter.


This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.


Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.


Inforte is a customer strategy and solutions consultancy that helps clients improve customer interactions, revenue forecasting and profitability. Inforte creates strategies and implements technology solutions that enhance visibility, optimize customer and channel profitability, and integrate demand information with supply and resource planning processes. Inforte has applied a client advocacy approach and rigorous delivery methodologies to help garner references from 100 percent of its Global 2000 client base. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta, Dallas, London, Los Angeles, New York and San Francisco. For more information, contact Inforte at 800-340-0200 or visit www.inforte.com.


CONTACT: Craig Dooley, +1-312-233-9642, craig.dooley@inforte.com , or ir@inforte.com .


Visit http://www.inforte.com/investor/ to access the October 10, 2003 Investor Conference Call web cast, which begins at 8:30 am Eastern.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                    THREE MONTHS ENDED             NINE MONTHS ENDED
                                                      SEPTEMBER 30,                  SEPTEMBER 30,
                                                 -------------------------      ------------------------
                                                     2002           2003           2002          2003
                                                 ----------     ----------      ----------   ----------
                                                 (Unaudited)    (Unaudited)     (Unaudited) (Unaudited

Revenues:

  Revenue before reimbursements (net revenue)    $   9,607      $   7,720     $   30,413       $   24,094
  Reimbursements                                     1,342          1,359          4,244            3,404
                                                  --------       --------      ---------        ---------
Total Revenues                                      10,949          9,079         34,657           27,498

Operating expenses:
  Project personnel and related expenses             4,546          4,107         14,877           12,424
  Reimbursed expenses                                1,342          1,359          4,244            3,404
  Sales and marketing                                1,621          1,040          4,951            3,702
  Recruiting, retention and training                   294            183          1,025              476
  Management and administrative                      2,911          2,135          9,883            7,057
                                                  --------       --------      ---------        ---------
          Total operating expenses                  10,714          8,824         34,980           27,063

Operating income (loss)                                235            255           (323)             435

Interest income, net and other                         535            257          1,667            1,084
                                                  --------       --------      ---------        ---------
Income before income tax                               770            512          1,344            1,519
Income tax expense                                     246             65            328              167
                                                  --------       --------      ---------        ---------
Net income                                       $     524      $     447     $    1,016       $    1,352
                                                  =========      ========      =========        =========

Earnings per share:
-Basic                                           $    0.05      $    0.04     $     0.09       $     0.12
-Diluted                                         $    0.05      $    0.04     $     0.09       $     0.12

Weighted average common shares outstanding:
-Basic                                              11,092         10,915         11,495           10,881
-Diluted                                            11,298         11,055         11,888           10,993

Expenses as a percentage of net revenue
 Project personnel and related expenses              47.3%          53.2%          48.9%            51.6%
 Sales and marketing                                 16.9%          13.5%          16.3%            15.4%
 Recruiting, retention, and training                  3.1%           2.4%           3.4%             2.0%
 Management and administrative                       30.3%          27.7%          32.5%            29.3%

Income tax rate                                      31.9%          12.7%          24.4%            11.0%

Margins
 Gross income                                        52.7%          46.8%          51.1%            48.4%
 Operating income                                     2.4%           3.3%          -1.1%             1.8%
 Pretax income                                        8.0%           6.6%           4.4%             6.3%
 Net income                                           5.5%           5.8%           3.3%             5.6%

Year-over-year change
 Net revenue                                           -9%           -20%           -18%             -21%
 Gross income                                           7%           -29%            -6%             -25%
 Operating income                                       --             9%            --                --
 Pretax income                                        613%           -34%           -19%              13%
 Net income                                           385%           -15%           -12%              33%
 Diluted EPS                                          400%           -20%             0%              33%

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)


                                                       SEPT 30,        DEC 31,     MAR 31,     JUN 30,    SEPT 30,
                                                         2002           2002        2003        2003        2003
                                                       --------       --------    --------    --------    --------
                                                      (Unaudited)               (Unaudited)  (Unaudited) (Unaudited)

                           ASSETS
Current assets:
  Cash and cash equivalents                          $  14,992       $  19,186   $  26,543  $  30,167    $  22,114
  Short-term marketable securities                      32,044          31,340      25,090     16,854       27,866
  Accounts receivable                                    5,388           5,100       4,160      4,499        5,094
  Allowance for doubtful accounts                         (700)          (600)       (575)      (550)        (525)
                                                      --------        --------    --------   --------     --------
  Accounts receivable, net                               4,688           4,500       3,585      3,949        4,569
  Prepaid expenses and other current assets              1,435           1,099       1,353      1,223        1,009
  Interest receivable on investment
    securities                                             488             497         425        404          469
  Deferred income taxes                                  1,435           1,224       1,476      1,203          953
                                                      --------        --------    --------   --------     --------
          Total current assets                          55,082          57,846      58,472     53,800       56,980

Computers, purchased software and property               3,074           2,857       2,849      2,278        2,091
Less accumulated depreciation and amortization           1,853           1,779       1,871      1,440        1,334
                                                      --------        --------   --------    --------     --------
Computers, purchased software and property, net          1,221           1,078         978        838          757

Long-term marketable securities                         18,947          16,819      15,919     19,268       17,237
Deferred income taxes                                      629             328         336        352          350
                                                      --------        --------    --------   --------     --------
          Total assets                               $  75,879          76,071      75,705     74,258       75,324
                                                      ========        ========    ========   ========     ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $     155       $     240       1,443        471          887
  Income taxes payable                                     800             291         948        585          357
  Accrued expenses                                       4,941           5,195       3,475      3,193        3,312
  Accrued loss on disposal of
    leased property                                      1,395           1,126       1,012        924          681
  Deferred revenue                                       5,028           4,487       3,659      3,229        3,539
                                                      --------        --------    --------   --------     --------
          Total current liabilities                     12,319          11,339      10,537      8,402        8,776
Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  10,945,512 as of Sept. 30, 2003                           11              11          11         11           11
  Additional paid-in capital                            78,742          79,192      79,216     79,427       79,658
  Cost of common stock in treasury (2,720,823
  shares as of Sept. 30, 2003)                         (24,997)        (24,997)    (24,997)   (24,997)     (24,997)
  Retained earnings                                      9,577          10,277      10,722     11,182       11,629
  Accumulated other comprehensive income                   227             249         216        233          247
                                                      --------        --------    --------   --------     --------
          Total stockholders' equity                    63,560          64,732      65,168     65,856       66,548
                                                      --------        --------    --------   --------     --------
         Total liabilities and stockholders' equity  $  75,879          76,071      75,705     74,258       75,324
                                                      ========        ========    ========   ========     ========


Total cash and marketable securities                 $  65,983       $  67,345   $  67,552  $  66,289    $  67,217

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)

                                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                                       -----------------------      ---------------------------
                                                          2002         2003           2002              2003
                                                       ----------    ---------      ----------       ----------
                                                       (Unaudited)  (Unaudited)     (Unaudited)      (Unaudited)

Cash flows from operating activities
Net income                                           $       524     $    447      $    1,016        $     1,352


Adjustments to reconcile net income to net
cash provided by operating activities:
  Depreciation and amortization                              333          364           1,125        $     1,024
  Non-cash compensation                                        -            -               -                (75)
  Deferred income taxes                                      136          252              19                249
Changes in operating assets and liabilities
  Accounts receivable                                         38         (620)            701                (69)
  Prepaid expenses and other current assets                  122          148              87                168
  Accounts payable                                          (162)         416            (245)               647
  Income taxes                                               123         (228)            633                 66
  Accrued expenses and other                                (171)        (124)            812             (2,328)
  Deferred revenue                                          (432)         310          (3,137)              (948)
                                                       ---------    ---------       ---------         ----------
Net cash provided by operating activities                    511          965           1,011                 86
Cash flows from investing activities
  (Increase)/Decrease in marketable
   securities                                              6,374       (9,189)          3,508              2,484
Purchases of property and equipment                          (16)         (94)           (178)              (301)
                                                       ---------    ----------      ---------         ----------
Net cash provided by (used in)
 investing activities                                      6,358       (9,283)          3,330              2,183
Cash flows from financing activities
Proceeds from stock option and purchase
  plans                                                       61          231             825                541
Purchase of treasury stock                                (7,265)           -         (10,496)                 -
                                                       ---------    ----------      ---------         ----------
Net cash provided by (used in) financing
  activities                                              (7,204)         231         (9,671)               541
                                                       ---------    ----------      ---------         ----------
Effect of changes in exchange rates on cash                   32           34             114                118
Increase (decrease) in cash and cash
  equivalents                                               (303)      (8,053)         (5,216)             2,928
Cash and cash equivalents, beg. of period                 15,295       30,167          20,208             19,186
                                                      ----------    ---------       ---------         ----------
Cash and cash equivalents, end of period             $    14,992   $   22,114      $   14,992        $    22,114
                                                      ==========    =========       =========         ==========